Exhibit 15.1

KPMG Samjong Accounting Corp.

27th Floor, Gangnam Finance Center,

152, Teheran-ro, Gangnam-gu,

Seoul, 06236,

Republic of Korea

Tel: 82 2112 0100

Fax: 82 2112 0101

www.kr.kpmg.com

April 28, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We have read SK Telecom Co., Ltd.’s statements concerning our Firm made under Item 16.F “Change in Registrant’s Certifying Accountant” of its Form 20-F dated April 28, 2022, and we agree with such statements. We are not in a position to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ KPMG Samjong Accounting Corp.